SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 3, 2000

                       HITOX CORPORATION OF AMERICA
          (Exact name of registrant as specified in its charter)

                                 Delaware
               (State or other jurisdiction of corporation)

                                  0-17321
                         (Commission File Number)

                                74-2081929
                   (I.R.S. Employer Identification No.)

                               722 Burleson
                           Corpus Christi, Texas
                 (Address of principal executive offices)

                                   78402
                                (Zip Code)

    Registrant's telephone number, including area code: (361) 882-5175

                                 --------
       (Former name or former address, if changed since last report)

Item 5.  Other Events

      On January 3, 2000, Hitox Corporation of America (the Company) signed a Memorandum of Understanding (Letter of Intent) with Megamin Ventures Sdn Bhd to acquire a controlling interest (up to 100% of the shares) in the Malaysian Titanium Corporation (MTC). Subject to completion of a satisfactory due diligence review, negotiation and execution of a definitive acquisition agreement among the parties, receipt of regulatory approvals and receipt of an appropriate fairness opinion, the parties anticipate the acquisition to be finalized in the first quarter of 2000.

      MTC is the Company's sole supplier of Synthetic Rutile, the raw material for the Company's proprietary titanium pigment HITOX (Registered
trademark).   MTC  is also  producing and selling HITOX pigment in Asia under a license from  the Company.

      MTC was previously a subsidiary of Hitox Corporation and was sold to Megamin Ventures Sdn Bhd and other investors in 1994. The acquisition provides the opportunity to control the raw material supply for the Company's primary product, HITOX pigment, and represents both a low cost production site for HITOX pigment and marketing opportunities outside the U.S. market.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Hitox Corporation of America
                                                   (Registrant)

Date: January 10, 2000                             CRAIG SCHKADE
                                                   -------------
                                                   Craig Schkade
                                              Chief Financial Officer
                                                   and Treasurer